Exhibit 99.1

Top Image Systems Ltd.

Mixer House, Rokach Blvd 101 Tel Aviv, Israel 6153101

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Top Image Systems Ltd. Shareholders:

We cordially invite you to attend the extraordinary general meeting of shareholders of Top Image Systems Ltd. (“TIS” the “Company” or “we”) to be held the principal business office of TIS, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101, on April 4, 2019 at 10:00 AM (Israel time) (the “Shareholder Meeting” or “Meeting”) (the telephone number at the Company's address is +972-37679100). As previously announced on February 4, 2019, on February 3, 2019 we entered into the Merger Agreement (defined below) under which we will be acquired, by way of a merger, by Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (the “Parent”).

At the meeting you will be asked to consider and vote upon the following proposal:

Approval of the acquisition of TIS by, including the approval of: (i) the Agreement and Plan of Merger, dated as of February 3, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among TIS, Parent, Kofax, Inc. a company organized under the Laws of the State of Delaware and Tornely Ltd., an Israeli company and a wholly-owned subsidiary of Parent (“Merger Sub”); (ii) the merger of Merger Sub with and into TIS (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999, following which Merger Sub will cease to exist as a separate legal entity and TIS will become a wholly-owned subsidiary of Parent; (iii) the consideration to be received by the shareholders of TIS in the Merger, consisting of $0.86 per share in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each ordinary share of TIS outstanding  immediately prior to the effective time of the Merger (other than ordinary shares owned by the Company, the Parent or any of their respective direct or indirect subsidiaries); and (iv) all other transactions and arrangements contemplated by the Merger Agreement. We refer to this proposal as the “Merger Proposal.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

Further information regarding the Merger Proposal will be included in the Company’s Proxy Statement, which will be mailed to the Company’s shareholders in advance of the Meeting.  A copy of the Merger Agreement was attached as Exhibit 99.1 to TIS’ Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2019, and will be attached as Annex A to the Proxy Statement. The Proxy Statement will be furnished to the SEC on Schedule 14A and will be available to the public on the SEC’s website at http://www.sec.gov, on the Company’s website at www.topimagesystems.com, and at the Company's registered office at 101 Rokach Blvd., Tel Aviv, Israel, upon prior notice and during regular working hours (telephone number: +972-37679100) until the date of the Meeting.  A form of proxy card will be enclosed with the Proxy Statement.

Provided that a quorum is present, the adoption and approval of the above proposal at the Shareholder Meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the Meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes.

The presence (in person or by proxy) of any two or more shareholders holding, in the aggregate, at least 33 1/3% of the voting rights in the Company constitutes a quorum for purposes of the Meeting. In the absence of the requisite quorum of shareholders at the Meeting, the Meeting will be adjourned to the same day in the immediately following week and will be held at the same time and place, unless otherwise determined at the Meeting in accordance with the Company’s Amended and Restated Articles of Association. At such adjourned meeting the presence of at least two shareholders, in person or by proxy (regardless of the voting power represented by their shares) will constitute a quorum.

Your ordinary shares can be voted at the shareholder meeting only if you are present or represented by a valid proxy or proxy card. Only holders of record of the TIS ordinary shares (“Ordinary Shares”) at the close of business on March 5, 2019, are entitled to attend and vote at the Shareholder Meeting or any adjournment or postponement thereof. Even if you plan to attend the Shareholder Meeting, we encourage you submit your proxy prior to the Shareholder Meeting. Shares held through a bank, broker or other nominee that is a shareholder of record of TIS or that appears in the participant list of a securities depository, may also be voted via a proxy card in accordance with the instructions provided with the proxy card you received from the bank, broker or other nominee. The proxy card must be received by Company's transfer agent or at the Company's registered office no later than 11:59 p.m. Israel time on April 3, 2019 to be validly included in the tally of ordinary shares voted at the Meeting.

IT IS IMPORTANT THAT YOUR ORDINARY SHARES BE REPRESENTED AT THE MEETING.

Very truly yours, /s/ Donald R. Dixon Donald R. Dixon Chairman of the Board of Directors